UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                      ------------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 31, 2001
                                                          -------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

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        Delaware                  001-16107            58-2056305
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(State or other jurisdiction     (Commission File    IRS Employer Identification
 of incorporation)                Number)            No.)


1155 Perimeter Center West Suite 100, Atlanta, Georgia                  30338
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code     (678) 579-5000
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                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.         Other Events.
                On May 31, 2001, Mirant Corporation issued a press release announcing the close of the sale of $750 million in Convertible Senior Debentures, dated May 31, 2001. A copy of the press release is filed on this Form 8-K as exhibit 99.1.

Exhibit.  99.1

News

News Media Contact:
Jamie Stephenson, (678) 579-7117
James Peters, (678) 579-5266
                                                                    May 31, 2001

       Mirant Closes Sale of $750 Million in Convertible Senior Debentures

         ATLANTA - Mirant (NYSE: MIR) announced today that it has completed the sale of $750 million in convertible senior debentures due 2021. The funds will be used for general corporate purposes, including repayment of short term debt.

         The debentures bear an annual interest rate of 2.5 percent, subject to upward adjustment commencing on June 15, 2004, depending on the market price of Mirant's common stock. If the closing price of Mirant common stock on the New York Stock Exchange exceeds certain levels for a specified period of time, or in certain other circumstances, the debentures will be convertible into shares of Mirant common stock at an initial conversion price of $67.95 per share. This conversion price represents a 51 percent premium over Mirant's closing price of $45.00 on May 23, 2001. Debenture holders may require Mirant to repurchase the notes at the end of the third, fifth, tenth and fifteenth years and Mirant may pay the purchase price in any such case in cash or shares of common stock or any combination of cash or shares.

         Additionally, the initial purchaser has the option to acquire an additional $112.5 million principal amount of debentures.

         The debentures have not been registered under the securities laws of the United States or any state and may only be offered or sold within the United States to qualified institutional buyers.

         Mirant develops, constructs, owns and operates power plants and sells wholesale electricity, natural gas and other energy commodities. Headquartered in Atlanta, with 10,000 employees worldwide, Mirant has extensive operations in North America, Europe and Asia. Mirant owns or controls more than 20,000 megawatts of electric generating capacity around the world, with another 9,000 megawatts of announced development. In North America, Mirant controls an extensive natural gas asset base, including transportation, storage and access to approximately 3.8 billion cubic feet per day of natural gas production.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     May 31, 2001                       MIRANT CORPORATION




                  `                          By /s/ James A. Ward
                                             ----------------------------------
                                             James A. Ward
                                             Senior Vice President, Finance
                                             And Accounting
                                             (Principal Accounting Officer)